SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         January 26, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen, Jr. Blvd. NW Atlanta, Georgia 30308 (404) 506-5000	58-0690070
1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250
1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110
0-2429	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810
001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820
1-5072	Savannah Electric and Power Company (A Georgia Corporation) 600 East Bay Street Savannah, Georgia 31401 (912) 644-7171	58-0418070
333-98553	Southern Power Company (A Delaware Corporation) 30 Ivan Allen, Jr. Blvd. NW Atlanta, Georgia 30308 (404) 506-5000	58-2598670

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by seven registrants: The Southern Company, Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power

Company, Savannah Electric and Power Company and Southern Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibits attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On January 26, 2006, The Southern Company issued a press release regarding its earnings for the quarter and year ended December 31, 2005. A copy of this release is being furnished as Exhibit 99.01 to this Current Report on Form 8-K. In addition, certain additional information regarding the financial results for the quarter and year ended December 31, 2005 is being furnished as Exhibits 99.02 through 99.06 to this Current Report on Form 8-K.

Use of Non-GAAP Financial Measures

In the press release attached hereto as Exhibit 99.01 and in Exhibits 99.02 and 99.04, Southern Company, in addition to presenting its earnings information in conformity with accounting principles generally accepted in the U.S. ("GAAP"), has also provided non-GAAP earnings data for the quarter and year ended December 31, 2004. The non-GAAP earnings data for the quarter and year ended December 31, 2004 reflects an adjustment to exclude a one-time gain related to the resolution of an IRS audit for the years 2000 and 2001, which had the net effect of increasing earnings by $24 million, or 3 cents per share. Southern Company believes that the non-GAAP earnings data is useful to investors because the item excluded is not indicative of Southern Company's continuing operating results and is excluded by Southern Company's management for planning and forecasting purposes. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.

In addition, in exhibits 99.01 and 99.05 attached to this Current Report on Form 8-K, Southern Company, in addition to presenting kilowatt-hour sales information for the quarter and year ended December 31, 2004, as reported in accordance with GAAP, has also provided adjusted kilowatt-hour sales information for the quarter and year ended December 31, 2004. In 2005, certain Georgia Power Company industrial customers were reclassified from industrial to commercial to be consistent with the rate structure approved by the Georgia Public Service Commission. The adjusted kilowatt-hour sales information reclassifies 2004 kilowatt-hour sales for commercial and industrial customers to be consistent with the presentation for the quarter and year ended December 31, 2005. Southern Company believes that the adjusted kilowatt-hour sales information is useful to investors because it provides investors with more consistent information for purposes of comparing 2004 and 2005 kilowatt-hour sales performance. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.

Exhibits

The exhibits hereto contain business segment information for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company and Southern Power Company. Accordingly, this report is also being furnished on behalf of each such registrant.

The following exhibits relate to the quarter and year ended December 31, 2005:

Exhibit 99.01	Press Release.

Exhibit 99.02	Financial Highlights.

Exhibit 99.03	Significant Factors Impacting EPS.

Exhibit 99.04	Analysis of Consolidated Earnings.

Exhibit 99.05	Kilowatt-Hour Sales.

Exhibit 99.06	Financial Overview.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2006	THE SOUTHERN COMPANY

By: /s/W. Dean Hudson W. Dean Hudson Comptroller

ALABAMA POWER COMPANY GEORGIA POWER COMPANY GULF POWER COMPANY MISSISSIPPI POWER COMPANY SAVANNAH ELECTRIC AND POWER COMPANY SOUTHERN POWER COMPANY

By: /s/Wayne Boston Wayne Boston Assistant Secretary